Exhibit 99.1

MOHEGAN GAMING & ENTERTAINMENT

ANNOUNCES FOURTH QUARTER FISCAL 2019 OPERATING RESULTS

Uncasville, Connecticut, December 5, 2019 – Mohegan Gaming & Entertainment (“MGE” or the “Company”), a master developer and operator of premier global integrated entertainment resorts, including Mohegan Sun in Uncasville, Connecticut, Niagara Fallsview Casino Resort in Niagara Falls, Ontario, and Inspire Korea in Incheon, South Korea, announced today operating results for its fourth fiscal quarter ended September 30, 2019.

“MGE had a remarkable fiscal fourth quarter given the inclusion of two new competitors in our primary northeast market in the last 15 months, and we are off to a good start thus far in the first quarter of fiscal 2020 as well,” said Mario Kontomerkos, President & Chief Executive Officer. “These strong results can be attributed to a commendable management effort by our property leadership as well as our first full quarter of operations from our Niagara resorts. Outside of North America, project Inspire in South Korea continues under construction and remains on track for a 2022 opening. In connection with Inspire, we are pleased to announce our partnership with Hanwha Corporation, one of the country’s largest conglomerates, who will serve as our primary general contractor and will also provide the project with important local operational expertise and credit enhancement. These domestic and international efforts, which also include the September announcement of our venture with Virgin Hotels in Las Vegas, have placed MGE on solid ground for success for generations to come.”

Selected consolidated operating results for the fourth quarter ended September 30, 2019, and prior year period (unaudited):

•	Net revenues of $414.0 million vs. $347.2 million in the prior year period, a 19.2% increase;

•	Income from operations of $15.7 million vs. $69.6 million in the prior year period, a 77.4% decrease; primarily driven by an impairment charge at Mohegan Sun Pocono;

•	Adjusted EBITDA of $89.4 million vs. $94.5 million in the prior year period, a 5.4% decrease.

Consolidated net revenues were up 19.2%, driven by positive contribution of the Niagara resorts and continued outperformance from non-gaming revenue growth, including entertainment and hotel revenues at Mohegan Sun. These were partially offset by lower gaming volumes at both Mohegan Sun and Mohegan Sun Pocono. Consolidated Adjusted EBITDA decreased 5.4% during the quarter, reflecting the contributions noted above as well as stronger Corporate Adjusted EBITDA.

On October 1, 2018, the Company adopted Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606), on a modified retrospective basis. As such, results for the three months and fiscal year ended September 30, 2019 in this release are presented under this new guidance, while results for the three months and fiscal year ended September 30, 2018 remain presented under prior guidance. For comparative results for all periods as reported under the new guidance, please see our supplemental earnings deck, available on our website (https://mohegangaming.com/financial-information/).

Mohegan Sun

Operating results (in thousands, unaudited):

	For the Three Months Ended
	September 30, 2019	September 30, 2018	Variance	Percentage Variance
Net revenues	$249,928	$275,167	$(25,239)	(9.2%)
Income from operations	$43,488	$54,940	$(11,452)	(20.8%)
Adjusted EBITDA	$64,811	$75,171	$(10,360)	(13.8%)

Net revenues and Adjusted EBITDA declined during the quarter, driven by lower overall gaming revenues which were partially offset by stronger non-gaming results. Slot volumes declined 9.6%, while table volumes only decreased 3.3%. Had table hold percentage fallen into the historically normal range, Net Revenues and Adjusted EBITDA would have declined less than 5.7% and 5.4%, respectively, on a 606 to 606 basis. Non-gaming revenues increased during the quarter, driven by improvement in nearly all segments of the Mohegan Sun’s non-gaming business.

Mohegan Sun Pocono

Operating results (in thousands, unaudited):

	For the Three Months Ended
	September 30, 2019	September 30, 2018	Variance	Percentage Variance
Net revenues	$63,629	$65,467	$(1,838)	(2.8%)
Income (loss) from operations (1)	$(31,263)	$10,778	$(42,041)	N.M.
Adjusted EBITDA	$11,759	$14,265	$(2,506)	(17.6%)

(1)	Income from operations for the three months ended September 30, 2019, includes a $39.5 million impairment charge related to Mohegan Sun Pocono’s goodwill.

N.M. - Not Meaningful.

Net revenues declined modestly during the quarter driven by lower gaming revenues, reflecting lower table revenues and modestly lower table hold in the period. Declines in gaming revenues were partially offset by improvements in non-gaming revenues. The year-over-year decline in Adjusted EBITDA was largely driven by a $2.0 million benefit in the prior year fourth quarter, due to a gaming tax credit received from the Pennsylvania Gaming Control Board along with modestly higher marketing expenses. Adjusting fiscal 4Q18 results for the impact of the gaming tax credit, fiscal 4Q19 EBITDA declined $526,000, or 4.3%, compared to the prior year period. During the recent quarter, the property also took an impairment charge of $39.5 million related to goodwill attributable to the acquisition of the property in 2005, the result of lower projected operating income growth rates going forward, in part due to a changing regulatory and competitive environment in the state of Pennsylvania.

MGE Niagara Resorts

Operating results (in thousands, unaudited):

	For the Three Months Ended
	September 30, 2019	September 30, 2018	Variance	Percentage Variance
Net revenues	$91,237	$—	$91,237	100.0%
Income from operations	$4,784	$—	$4,784	100.0%
Adjusted EBITDA	$10,191	$—	$10,191	100.0%

Topline performance at the recently acquired MGE Niagara Resorts is performing largely in line with expectations with higher slot volume offset by lower table volumes, which are largely the result of the ongoing impact from recent Toronto-area competition. Non-gaming performance is improving, specifically within the food & beverage and hotel segments, a trend that we expect to continue as upgrades are made to the overall non-gaming and entertainment offerings.

Management, Development and Other

Operating results (in thousands, unaudited):

	For the Three Months Ended
	September 30, 2019	September 30, 2018	Variance	Percentage Variance
Net revenues	$9,961	$6,290	$3,671	58.4%
Income from operations	$820	$8,410	$(7,590)	(90.2%)
Adjusted EBITDA	$4,806	$9,632	$(4,826)	(50.1%)

Net revenues increased due to continued growth in management fees at ilani, driven by continued EBITDA growth at the property. EBITDA for the period declined on a year-over-year basis, due to a $10 million benefit related to the reversal of a bad debt provision at ilani in the prior year period, following the completion of a successful refinancing of the property’s construction financing. EBITDA performance also reflects higher expenses associated with ongoing domestic and international development efforts.

Corporate

Operating results (in thousands, unaudited):

	For the Three Months Ended
	September 30, 2019	September 30, 2018	Variance	Percentage Variance
Net revenues	$20	$364	$(344)	(94.5%)
Loss from operations	$(1,468)	$(4,570)	$3,102	67.9%
Adjusted EBITDA	$(1,450)	$(4,546)	$3,096	68.1%

Improvements within adjusted EBITDA were driven by a reduced employee incentive accrual for the year along with lower overall consulting fees. These improvements were partially offset by higher compensation costs in preparation for expanded operations outside of North America.

MGE Property Information

(in thousands, unaudited)	Net Revenues For the Three Months Ended		Income (Loss) from Operations For the Three Months Ended		Adjusted EBITDA For the Three Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Mohegan Sun	$249,928	$275,167	$43,488	$54,940	$64,811	$75,171
Mohegan Sun Pocono	63,629	65,467	(31,263)	10,778	11,759	14,265
MGE Niagara Resorts	91,237	—	4,784	—	10,191	—
Management, development and other	9,961	6,290	820	8,410	4,806	9,632
Corporate	20	364	(1,468)	(4,570)	(1,450)	(4,546)
Inter-segment	(769)	(60)	(705)	—	(705)	—

Total	$414,006	$347,228	$15,656	$69,558	$89,412	$94,522

Other Information

Liquidity

As of September 30, 2019 and 2018, MGE held cash and cash equivalents of $130.1 million and $103.9 million, respectively. As of September 30, 2019, $102.0 million was drawn on MGE’s $250.0 million revolving credit facility, while no amounts were drawn on MGE’s $25.0 million line of credit. Inclusive of letters of credit, which reduce borrowing availability under MGE’s senior secured revolving facility, MGE had $145.7 million of borrowing capacity under its senior secured revolving facility and line of credit as of September 30, 2019. Inclusive of letters of credit, which reduce borrowing availability under MGE Niagara’s revolving facility, MGE Niagara had $124.6 million of borrowing capacity under its revolving facility and line of credit as of September 30, 2019.

Conference Call

MGE will host a conference call and simultaneous webcast regarding its fourth quarter of fiscal 2019 operating results on December 5, 2019 at 11:00 a.m. (Eastern Daylight Time).

Those interested in participating in the call should dial as follows:

(877) 756-4274

(508) 637-5458 (International)

Conference ID: 5969922

Please call five minutes in advance to ensure that you are connected prior to the initiation of the call. Questions and answers will be reserved for call-in analysts and investors.

Parties who want to listen to the live conference call on the Internet may do so through a web link on MGE’s website at www.mohegangaming.com, under the “Financial Information/Financial Updates” section. Interested parties also may listen to a taped replay of the entire conference call commencing two hours after the call’s completion on December 5, 2019. This replay will run through December 19, 2019.

The access number for a taped replay of the conference call is as follows:

(855) 859-2056

(404) 537-3406 (International)

Conference ID: 5969922

About Mohegan Gaming & Entertainment

Mohegan Gaming & Entertainment (MGE) is a master developer and operator of premier global integrated entertainment resorts, including Mohegan Sun in Uncasville, Connecticut, Inspire in Incheon, South Korea, and Niagara Fallsview Casino Resort in Niagara Falls, Ontario. MGE is owner, developer, and/or manager of integrated entertainment resorts throughout the United States, including Connecticut, New Jersey, Washington, Pennsylvania, Louisiana, Northern Asia, and Niagara Falls, Canada. MGE is owner and operator of Connecticut Sun, a professional basketball team in the WNBA and New England Black Wolves, a professional lacrosse team in the National Lacrosse League. For more information on MGE and our properties, visit www.mohegangaming.com.

Special Note Regarding Forward-Looking Statements

Some information included in this press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect” or “intend” and similar expressions. Such forward-looking information may involve important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of MGE. Information concerning potential factors that could affect MGE’s financial results is included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2018, as well as in MGE’s other reports and filings with the Securities and Exchange Commission. Any forward-looking statements included in this press release are made only as of the date of this release. MGE does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. MGE cannot assure that projected results or events will be achieved or will occur.

MOHEGAN GAMING & ENTERTAINMENT

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(in thousands)

(unaudited)

	For the Three Months Ended September 30, 2019	For the Three Months Ended September 30, 2018	For the Fiscal Year Ended September 30, 2019	For the Fiscal Year Ended September 30, 2018
Revenues:
Gaming	$267,240	$291,142	$936,412	$1,162,300
Food and beverage	52,059	22,871	157,544	88,247
Hotel	28,459	16,803	97,235	62,378
Retail, entertainment and other	66,248	45,280	197,619	144,055

Gross revenues	414,006	376,096	1,388,810	1,456,980
Less - Promotional allowances	—	(28,868)	—	(101,348)

Net revenues	414,006	347,228	1,388,810	1,355,632

Operating costs and expenses:
Gaming	161,866	165,732	551,738	655,956
Food and beverage	42,203	10,181	123,814	41,102
Hotel	10,595	7,159	42,476	27,756
Retail, entertainment and other	30,132	16,666	93,335	50,402
Advertising, general and administrative	74,052	51,721	223,716	200,786
Corporate	7,152	836	45,880	40,087
Depreciation and amortization	29,975	21,090	122,657	81,789
Impairment of Mohegan Sun Pocono’s goodwill	39,459	—	39,459	—
Other, net	2,916	4,285	9,273	13,220

Total operating costs and expenses	398,350	277,670	1,252,348	1,111,098

Income from operations	15,656	69,558	136,462	244,534

Other income (expense):
Interest income	1,164	3,844	6,803	15,468
Interest expense	(37,298)	(34,405)	(144,130)	(126,653)
Other, net	830	751	(482)	(1,266)

Total other expense	(35,304)	(29,810)	(137,809)	(112,451)

Income (loss) before tax provision	(19,648)	39,748	(1,347)	132,083
Income tax provision	(1,029)	(64)	(1,029)	(475)

Net income (loss)	(20,677)	39,684	(2,376)	131,608
(Income) loss attributable to non-controlling interests	29	(1,955)	(169)	(1,054)

Net income (loss) attributable to Mohegan Gaming & Entertainment	$(20,648)	$37,729	$(2,545)	$130,554

MOHEGAN GAMING & ENTERTAINMENT

SUPPLEMENTAL INFORMATION

IMPACT OF ADOPTING ASC 606

(in thousands)

(unaudited)

	For the Three Months Ended September 30, 2019	Balance without ASC 606	Impact of Change Higher/ (Lower)
Revenues:
Gaming (1), (2), (3)	$267,240	$345,553	$(78,313)
Food and beverage (2), (3)	52,059	40,544	11,515
Hotel (2), (3)	28,459	22,101	6,358
Retail, entertainment and other (2), (3)	66,248	56,282	9,966

Gross revenues	414,006	464,480	(50,474)
Less: Promotional allowances (2), (3)	—	(49,364)	49,364

Net revenues	414,006	415,116	(1,110)
Operating costs and expenses:
Gaming (1), (2), (3)	161,866	208,532	(46,666)
Food and beverage (2), (3)	42,203	16,893	25,310
Hotel (2), (3)	10,595	6,207	4,388
Retail, entertainment and other (2), (3)	30,132	15,022	15,110
Advertising, general and administrative (3)	74,052	73,920	132
Corporate	7,152	7,152	—
Depreciation and amortization	29,975	29,975	—
Impairment of Mohegan Sun Pocono’s goodwill	39,459	39,459	—
Other, net	2,916	2,916	—

Total operating costs and expenses	398,350	400,076	(1,726)

Income from operations	$15,656	$15,040	$616

	For the Fiscal Year Ended September 30, 2019	Balance without ASC 606	Impact of Change Higher/ (Lower)
Revenues:
Gaming (1), (2), (3)	$936,412	$1,160,475	$(224,063)
Food and beverage (2), (3)	157,544	111,810	45,734
Hotel (2), (3)	97,235	72,165	25,070
Retail, entertainment and other (2), (3)	197,619	177,998	19,621

Gross revenues	1,388,810	1,522,448	(133,638)
Less: Promotional allowances (2), (3)	—	(123,157)	123,157

Net revenues	1,388,810	1,399,291	(10,481)
Operating costs and expenses:
Gaming (1), (2), (3)	551,738	690,438	(138,700)
Food and beverage (2), (3)	123,814	51,542	72,272
Hotel (2), (3)	42,476	29,702	12,774
Retail, entertainment and other (2), (3)	93,335	53,788	39,547
Advertising, general and administrative (3)	223,716	223,225	491
Corporate	45,880	45,880	—
Depreciation and amortization	122,657	122,657	—
Impairment of Mohegan Sun Pocono’s goodwill	39,459	39,459	—
Other, net	9,273	9,273	—

Total operating costs and expenses	1,252,348	1,265,964	(13,616)

Income from operations	$136,462	$133,327	$3,135

On October 1, 2018, the Company adopted Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC 606”), on a modified retrospective basis.

(1) ASC 606 modified the accounting related to loyalty points. The Company is now required to reduce gaming revenues by the estimated fair value of loyalty points earned by patrons and recognize the related revenues when such loyalty points are redeemed.

(2) ASC 606 modified the accounting related to promotional allowances. The Company no longer recognizes revenues for complimentary items provided to patrons, as well as for goods and services provided to patrons in connection with loyalty point redemptions, as gross revenues with a corresponding offset to promotional allowances to arrive at net revenues. The majority of such amounts previously included within promotional allowances now offset gaming revenues based on an allocation of revenues to performance obligations utilizing stand-alone selling prices. These changes resulted in the elimination of promotional allowances and the reclassification of revenues between the various revenue line items.

(3) ASC 606 modified gross versus net presentation. The Company now records mandatory service charges on food and beverage items and wide area progressive operator fees on a gross basis, with amounts received from patrons recorded as revenues with the corresponding amounts paid recorded as expenses. This change resulted in an increase in revenues with a corresponding increase in expenses.

MOHEGAN GAMING & ENTERTAINMENT

ADJUSTED EBITDA RECONCILIATIONS

Reconciliations of Net Income (Loss) to Adjusted EBITDA:

Reconciliations of net income (loss), a financial measure determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, to Adjusted EBITDA are shown below (in thousands, unaudited):

	For the Three Months Ended
	September 30, 2019	September 30, 2018
Net income (loss)	$(20,677)	$39,684
Income tax provision	1,029	64
Interest expense	37,298	34,405
Interest income	(1,164)	(3,844)
Other, net	(830)	(751)

Income from operations	15,656	69,558
Adjusted EBITDA attributable to non-controlling interests	(122)	(2,411)
Depreciation and amortization	29,975	21,090
Impairment of Mohegan Sun Pocono’s goodwill	39,459	—
Other, net	4,444	6,285

Adjusted EBITDA	$89,412	$94,522

Reconciliations of Income (Loss) from Operations to Adjusted EBITDA:

Reconciliations of income (loss) from operations, a financial measure determined in accordance with GAAP, to Adjusted EBITDA, are shown below (in thousands, unaudited):

	For the Three Months Ended September 30, 2019
	Income (Loss) from Operations	Depreciation and Amortization	Impairment of Mohegan Sun Pocono’s Goodwill	Other, net	Adjusted EBITDA Attributable to Non-Controlling Interests	Adjusted EBITDA
Mohegan Sun	$43,488	$21,065	$—	$258	$—	$64,811
Mohegan Sun Pocono	(31,263)	3,473	39,459	90	—	11,759
MGE Niagara Resorts	4,784	5,407	—	—	—	10,191
Management, development and other	820	12	—	4,096	(122)	4,806
Corporate	(1,468)	18	—	—	—	(1,450)
Inter-segment	(705)	—	—	—	—	(705)

Total	$15,656	$29,975	$39,459	$4,444	$(122)	$89,412

	For the Three Months Ended September 30, 2018
	Income (Loss) from Operations	Depreciation and Amortization	Impairment of Mohegan Sun Pocono’s Goodwill	Other, net	Adjusted EBITDA Attributable to Non-Controlling Interests	Adjusted EBITDA
Mohegan Sun	$54,940	$17,566	$—	$2,404	$261	$75,171
Mohegan Sun Pocono	10,778	3,486	—	1	—	14,265
Management, development and other	8,410	14	—	3,880	(2,672)	9,632
Corporate	(4,570)	24	—	—	—	(4,546)

Total	$69,558	$21,090	$—	$6,285	$(2,411)	$94,522

Adjusted EBITDA Explanation:

Net income before interest, income taxes, depreciation and amortization, or EBITDA, is a commonly used measure of performance in the casino and hospitality industry. EBITDA is not a measure of performance calculated in accordance with GAAP. MGE historically has evaluated its operating performance with the non-GAAP measure, Adjusted EBITDA, which as used in this press release, primarily represents net income before interest, taxes, depreciation and amortization, impairment charges and Adjusted EBITDA attributable to non-controlling interests.

Adjusted EBITDA provides an additional way to evaluate MGE’s operations and, when viewed with both MGE’s GAAP results and the reconciliations provided, MGE believes that it provides a more complete understanding of its business than could be otherwise obtained absent this disclosure. Adjusted EBITDA is presented solely as a supplemental disclosure because: (1) MGE believes it enhances an overall understanding of MGE’s past and current financial performance; (2) MGE believes it is a useful tool for investors to assess the operating performance of the business in comparison to other operators within the casino and hospitality industry since Adjusted EBITDA excludes certain items that may not be indicative of MGE’s operating results; (3) measures that are comparable to Adjusted EBITDA are often used as an important basis for the valuation of casino and hospitality companies; and (4) MGE uses Adjusted EBITDA internally to evaluate the performance of its operating personnel and management and as a benchmark to evaluate its operating performance in comparison to its competitors.

The use of Adjusted EBITDA has certain limitations. Adjusted EBITDA should be considered in addition to, not as a substitute for or superior to, any GAAP financial measure including net income (as an indicator of MGE’s performance) or cash flows provided by operating activities (as an indicator of MGE’s liquidity), nor should it be considered as an indicator of MGE’s overall financial performance. MGE’s calculation of Adjusted EBITDA is likely to be different from the calculation of Adjusted EBITDA or other similarly titled measurements used by other casino and hospitality companies, and therefore, comparability may be limited. Adjusted EBITDA eliminates certain items from net income, such as interest and depreciation and amortization. Each of these items has been incurred in the past, will continue to be incurred in the future and should be considered in the overall evaluation of MGE’s results. MGE compensates for these limitations by providing relevant disclosures of items excluded in the calculation of Adjusted EBITDA, both in its reconciliations to the GAAP financial measure of net income and in its consolidated financial statements, all of which should be considered when evaluating its results. MGE strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure.

Contact:

Christopher Jones

Vice President, Corporate Finance

Mohegan Gaming & Entertainment

(860) 862-8000